Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Ordinary Shares of Uxin Limited and further agree that this agreement be included as an exhibit to such joint filings.

Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

Dated: February 14, 2022

Kingkey New Era Auto Industry Global Limited

By:	/s/ Chen Jiarong
Name:	Chen Jiarong
Title:	Director

First Tycoon Ventures Limited

By:	/s/ Chen Jiarong
Name:	Chen Jiarong
Title:	Director

Sail Best Investments Limited

By:	/s/ Chen Jiarong
Name:	Chen Jiarong
Title:	Director

Kingkey Investment Group Limited

By:	/s/ Chen Jiarong
Name:	Chen Jiarong
Title:	Director

Chen Jiarong

By:	/s/ Chen Jiarong
Name:	Chen Jiarong

Chen Jiajun

By:	/s/ Chen Jiajun
Name:	Chen Jiajun